[redacted]

REALTOR®

ADDENDUM/AMENDMENT TO

☒ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR
☐ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ______

COVERING THE ☐ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ______

Further described or commonly known as:

Address 808 Derby Downs Court Unit # ______

City Elgin State of South Carolina

Other ______ TMS ______

The undersigned Parties hereby agree as follows:

Buyer and Seller agree to extend closing date to February 28, 2022

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at _____ ☐ AM ☐ PM on ______ _____ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] dotloop verified 02/01/22 11:38 AM PST X0GZ-CXQB-GPAK-JKIG **Date:** ______ **Time:** ______

BUYER: ______ **Date:** ______ **Time:** ______

______ **Date:** ______ **Time:** ______

______ **Date:** ______ **Time:** ______

SELLER [redacted] **Date:** 02/01/2022 **Time:** 2:28 PM

[redacted]

SELLER: ______ **Date:** ______ **Time:** ______

______ **Date:** ______ **Time:** ______

______ **Date:** ______ **Time:** ______

InstanetFORMS